CONSULTING AGREEMENT

THIS AGREEMENT is made as of this day, 1996, by and between MORGAN STANLEY & CO. INCORPORATED, a Delaware corporation ("COMPANY") with its principal place of business at 1585 Broadway, New York, NY 10036 and Conversion Services International, Inc. ("CONSULTANT") a New Jersey Corporation with its principal place of business of 315 West Mount Pleasant Avenue Livingston, NJ 07039 (201-716-9800).

WHEREAS, CONSULTANT desires to contract with COMPANY to perform certain services;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter recited, the parties agree as follows:

1. TERM OF AGREEMENT: This Agreement shall commence as of the date first written above, and shall continue until terminated in accordance with the provisions of paragraph 13 hereof. On termination, COMPANY'S obligation to pay any compensation, except for services and expenses already agreed and incurred, shall cease and terminate. Termination of this Agreement for any reason shall not affect CONSULTANT'S obligations under paragraphs 10, 11, and 12, which obligations shall continue for five (5) years from the date of termination. CONSULTANT'S obligations under paragraph 15 will not be affected by termination, and will be considered to be ongoing.

2. SCOPE OF WORK: COMPANY desires that CONSULTANT shall perform, and CONSULTANT agrees to perform, such systems analysis and design services, computer programming services and/or other consulting services as are set forth in Schedule A, and such other services as hereafter may be requested by COMPANY and agreed to by CONSULTANT (the "Services").

3. TECHNICAL DIRECTION: CONSULTANT shall report to and receive technical direction only from such COMPANY employees or officers as are listed in exhibit 1 or as shall be designated by such employees or officers.

4. PRICE: COMPANY agrees to pay CONSULTANT for Services rendered in accordance with the Payment Schedule set forth in Exhibit 1 attached hereto and incorporated herein. Additional personnel and rates can, by mutual agreement, be added to this contract through addendum to Exhibit 1.

5. REIMBURSEMENT OF EXPENSES: COMPANY shall not be liable to CONSULTANT for any expenses paid or incurred by CONSULTANT unless agreed to in writing. CONSULTANT shall provide COMPANY with documentation evidencing all approved expenses, CONSULTANT agrees to a $35 per diem allowance for CONSULTANT employees when they are working on COMPANY'S project. CONSULTANT agrees to reside in a hotel which COMPANY has a corporate relationship. CONSULTANTS will use COMPANY'S Travel Department (212-827-2865-Angela Lewis at the Morgan Stanley Hotel Desk) for Hotel reservations. COMPANY'S Travel Department reserves the right to substitute a comparable Hotel in the event that no rooms are available at which COMPANY has a corporate rate.

6. PAYMENTS:  COMPANY shall pay each invoice  submitted  hereunder  within sixty
(60) days of the receipt thereof.

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7.  INDEPENDENT  CONTRACTOR:  CONSULTANT  acknowledges  that it is  acting as an independent contractor, that CONSULTANT is solely responsible for its actions or inactions, and that nothing in this Agreement shall be construed to create and employment relationship between the parties. CONSULTANT is not authorized to enter into contracts or agreements on behalf of COMPANY or to otherwise create obligations of COMPANY to third parties. CONSULTANT shall be responsible for and shall maintain adequate records of expenses it shall incur in the course of performing Services hereunder and shall be solely responsible for and shall file , on a timely basis, tax returns and payments required to be filled with or made to any federal or state or local tax authority with respect to its performance of Services hereunder. Neither federal, nor state nor local income tax of any kind shall be withheld or paid by COMPANY ion behalf of CONSULTANT or the employees of CONSULTANT. CONSULTATN shall not be treated as an employee with respect to the Services performed hereunder for federal, state or local tax purposes.

8. CONSULTANT'S PERSONNEL: The Services provided by CONSULTANT may be performed by personnel who may be either employees or, with COMPANY's consent as required below, independent subcontractors of CONSULTANT's for federal tax purposes. Personnel supplied by CONSULTANT hereunder are not COMPANY's employees or agents, and CONSULTANT assumes full responsibility for their acts. CONSULTANT shall be solely responsible for the payment of compensation of CONSULTANT personnel assigned to perform Services hereunder, and such personnel shall be informed that they are not entitled to the provision of any COMPANY employee benefits. COMPANY shall not be responsible for payment of workers' compensation, disability benefits and unemployment insurance or for withholding and paying employment taxes for any CONSULTANT personnel, but such responsibility shall be that of ONSULTANT.

In the event that any federal, state or local government agency, any court of any other applicable entity determines that the personnel provided by CONSULTANT or any subcontractor or assignee of CONSULTANT hereunder are employees of COMPANY for any purpose, CONSULTANT agrees to indemnify and hold COMPANY harmless from all liabilities, costs and expenses (including, but not limited to, attorney's fees) incurred by COMPANY.

In the event that any CONSULTANT personnel performing services hereunder are found to be unacceptable to COMPANY for any reason, COMPANY shall notify CONSULTANT and CONSULTANT shall immediately take appropriate corrective actions or remove said personnel from performing Services hereunder and, if requested by COMPANY, provide a qualified replacement.

In the event that CONSULTANT provides replacement personnel for any reason, CONSULTANT shall not charge COMPANY for the number of hours required to train the replacement until such personnel are familiar with the particular project and all work done prior thereto, so that such replacement personnel are capable of performing the Services as efficiently as the replaced personnel at the time of departure.

CONSULTANT agrees that all CONSULTANT personnel performing Services hereunder at COMPANY's premises shall, at COMPANY's request, agree to be subject to COMPANY's standard procedures and compliance requirements, including but not limited to the following:

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      a)    background check;

      b)    fingerprints and FBI review;

      c)    drug tests;

      d)    execution of COMPANY's Code of Conduct; and

      e)    compliance with COMPANY's Employee Trading Policy.

Prior to performing any Services hereunder, all personnel utilized by CONSULTANT in connection with the Services will be provided by CONSULTANT with a copy of this Agreement and will agree in writing to be bound by all of the restriction and covenants in this Agreement which pertain to the personnel.

Notwithstanding any other provision of this Agreement, CONSULTANT may not assign or subcontract any work to be performed hereunder with the express written consent of COMPANY.

Upon execution of this Agreement, CONSULTANT shall provide to COMPANY the following document:

      a) if CONSULTANT is incorporated, a certificate of good standing of CONSULTANT as a corporation under the laws of the state of CONSULTANT's incorporation; and


      b)    evidence of CONSULTANT's federal employer identification number.

      Failure by CONSULTANT to provide COMPANY any documents required under this
      section  shall  be  grounds  for  withholding   payments  of  CONSULTANT's
      invoices.

      [Unless otherwise agreed to in writing by COMPANY, CONSULTANT shall provide the services of ________ on a full-time basis].

9. NON-HIRE: During the term of this Agreement, and for one year thereafter, neither COMPANY nor CONSULTANT shall solicit, hire or knowingly engage any of the other party's employees engaged in the subject matter of this Agreement for one year following the termination of such employee's employment with the other party, without such other party's prior written consent. In the event that CONSULTANT provides COMPANY with written consent to hire any CONSULTANT employee, COMPANY will pay a fee in accordance with the following table:

                             CONVERSION FEE SCHEDULE

Length of time CONSULTANT Conversion Fee Employee has been providing Services to COMPANY:

Not more than one calendar month        25% of  first year's annual base salary
> 1 month and = 2 months                20.8% of first year's annual base salary

> 2 months and = 3 months               16.6% of first year's annual base salary
> 3 months and = 4 months               12.4% of first year's annual base salary

> 4 months and = 5 months               8.2% of first year's annual base salary

> 5 months and = 6 months               4% of first year's annual base salary
> 6 months                              No fee

10. CONFIDENTIAL INFORMATION: For purposes of this Agreement, the term "Confidential Information" shall mean any and all information of the COMPANY which is disclosed to the CONSULTANT in written, graphic, recorded, photographic or any machine readable form or which is orally conveyed to CONSULTANT.

CONSULTANT covenants and agrees that CONSULTANT will use Confidential Information only for the purposes of CONSULTANT's work for the COMPANY and shall not disclose any Confidential Information to any person or persons outside of the COMPANY.

CONSULTANT further agrees to store and maintain all Confidential Information in a secure place. On the termination of this Agreement, CONSULTANT shall deliver all records, data, information, and any other documents produced or acquired during the performance of this Agreement and all copies thereof to COMPANY. Such material shall at all times remain the exclusive property of COMPANY, unless otherwise agreed in writing. Upon termination, CONSULTANT agrees to make no further use or utilization of any Confidential Information.

It is expressly understood that CONSULTANT shall not be liable for disclosure of any such Confidential Information if the same:

a)    was in the public domain at the time it was disclosed;

b)    is disclosed with the prior written approval of COMPANY;

c) becomes known to CONSULTANT from a source other than the COMPANYY without breach of this Agreement by CONSULTANT; or

d)    is  disclosed   pursuant  to  the  order  or   requirement   of  a  court,
      administrative agency, or other governmental body.

CONSULTANT agrees not to disclose the identity of COMPANY as a client of CONSULTANT, the existence of this Agreement, or the nature of the relationship established by this Agreement.

11. DISCLOSURE OF INVENTIONS; INNOVATIONS: CONSULTANT agrees to promptly disclose in writing to COMPANY any and all inventions, improvements, discoveries and copyrightable material, computer programs, processes, manufacturing techniques, trade secret formula or know-how, patentable or unpatentable, copyrightable or uncopyrightable, protectable or unprotectable under any form of legal protection afforded to intellectual property, which during the term of this Agreement, and in relation to the performance of this Agreement, CONSULTANT may conceive, make, develop, author or work on in whole or in part solely or jointly with others. COMPANY agrees to hold all such disclosures in confidence unless the invention, improvement, discovery or work is or becomes COMPANY's property as provided in paragraph 12.

12. INVENTIONS, PATENTS, TRADE-MARKS AND COPYRIGHTS:

(a)     DEFINITIONS:

(1) The term "work" means any and all writings, designs, models, drawings, photographs, physical property, reports, formulas, patterns, devices, compilations, etc., whether or not protectable under Title 17 of the U.S. Code, and which are created for COMPANY by CONSULTANT, whether alone or with others, and whether they be created by independent contractors, employees or agents of CONSULTANT.

(2) The term "trademark" means any name, word, phrase, logo, design or other graphic depiction generated during the performance of this Agreement which is or can be used to describe either a product or service of Morgan Stanley, and which are created for COMPANY by CONSULTANT, whether alone or with others, and whether they be c created by independent contractors, employees or agents of CONSULTANT.

(3) The term "invention" means any designs, processes, inventions or discoveries, whether or not patentable or otherwise protectable under Title 35 of the U.S. Code, that are created for COMPANY by CONSULTANT, whether alone or with others, and whether they be created by independent contractors, employees or agents of CONSULTANT.

(b) WORK MADE FOR HIRE: In relation to the performance of this Agreement CONSULTANT may create certain works for COMPANY that may be copyrighted of copyrightable under the laws of the United States. To the extent that any such works are created, the CONSULTANT will be considered to have created a Work Made for Hire as defined in 17 U.S.C. ss.101, and COMPANY shall have the sole right to the copyright. In the event that any such work created by CONSULTANT does not qualify as a Work Made for Hire, CONSULTANT hereby assigns its copyright and all rights, throughout the world, in and to the work to COMPANY, as provided for in subsection (c) below.

(c) TITLE TO WORKS, TRADE-MARKS, AND INVENTIONS PRODUCED: It is understood and agreed that the entire right, title and interest throughout the world to all works, trademarks, and/or inventions which are conceived of, prepared, procured, generated or produced, whether or not reduced to practice, by CONSULTANT, either solely or jointly with others during the course of, in connection with, or as related to the performance of this Agreement, shall be and hereby are vested and assigned by CONSULTANT to COMPANY.

CONSULTANT agrees to execute any and all documents prepared by COMPANY, and to do all other lawful acts as may be necessary, useful or convenient for COMPANY to establish, document, and protect such rights.

CONSULTANT has acquired or shall acquire from each of its employees, consultants, and subcontractors, if any, the necessary rights to all such works, trademarks, and inventions produced by such employees, consultants, and subcontractors, within the scope of their employment by CONSULTANT in performing Services under this Agreement. CONSULTANT shall obtain the cooperation of each such party to secure to COMPANY or its nominees the rights COMPANY may acquire in accordance with the provisions of this paragraph 12.

13. TERMINATION: COMPANY may discontinue the use of CONSULTANT's services with or without reason or cause, at any time immediately upon written notice to CONSULTANT. CONSULTANT shall have the right to terminate this Agreement upon prior written notice setting forth the effective date of termination; provided, however, that such date shall not be prior to CONSULTANT's completion of all Services that CONSULTANT shall have agreed to perform. In the event of any such termination, COMPANY shall make payments to CONSULTANT for all work performed in accordance with the terms and conditions  herein up to the date of  termination,  and  CONSULTANT  shall immediately return to provide to COMPANY, without limitation, all documents, drawings and other items of whatever nature supplied to CONSULTANT by COMPANY or developed by CONSULTANT in accordance with this Agreement.

14. CONFLICTS OF INTEREST: CONSULTANT shall not act as an agent for, consultant to, or as an officer, employee, or other representative of any subcontractor or supplier to COMPANY, nor serve in any of the foregoing capacities for any of COMPANY's competitors or prospective competitors, without giving prior written notification to COMPANY. CONSULTANT hereby warrants that there is no conflict of interest between CONSULTANT's other employment, if any, or other CONSULTANT contracts, if any, and the activities to be performed hereunder. CONSULTANT shall advise COMPANY if a conflict of interest arises in the future.

15.   WARRANTY INDEMNIFICATION:

(a) CONSULTANT represents and warrants that it will not infringe any copyrights, patents, trademarks or other proprietary rights of any third party in connection with CONSULTANT's performance of the Services hereunder.

(b) CONSULTANT shall indemnify, defend and hold COMPANY harmless against all losses, damages, costs or expenses, including attorney's fees, resulting from any suit or proceeding brought for any claim of infringement of copyright, patents, trademarks or other proprietary rights or for unfair competition arising from compliance with or utilization of CONSULTANT's designs, specifications or instructions.

16. REPORTS: CONSULTANT, when directed, shall provide written reports with respect to the Services rendered hereunder.

17. LAWS AND REGULATIONS: CONSULTANT and CONSULTANT's employees shall comply with all applicable laws, rules and regulations, as well as all applicable securities laws and/or compliance regulations and procedures of COMPANY. In particular, and without limiting the forgoing, of CONSULTANT is performing any services on behalf of COMPANY's municipal finance business the following paragraph shall apply:

      COMPANY and CONSULTANT confirm that CONSULTANT is being retained solely to provide technical and analytical services in connection with the matters contemplated hereby and not for the purpose of obtaining or retaining municipal finance business for COMPANY. Without limiting the generality of the foregoing, CONSULTANT agrees that (a) neither it nor any of its officers, directors, partners and non-clerical employees will make any political contributions or other payments, directly or indirectly, for the purposes of obtaining or retaining municipal finance business, (b) it will not enter into any arrangement with any third party to share in any of the fees payable hereunder without COMPANY's prior written consent, (c) it will comply with all applicable laws, rules and regulations including ethics rules governing conflicts of interest, and (d) it will certify annually during the term of this Agreement to the effect set forth in the next succeeding sentence. CONSULTANT represents to COMPANY that neither it nor any of its officers, directors, partners and non-clerical employees during the past two years or since January 1, 1994 (whichever period is shorter) has made or solicited any political contribution to a state or local official in excess of $250 per candidate per year in the jurisdiction in which CONSULTANT has been retained to work on behalf of COMPANY pursuant to this Agreement.

18. ASSIGNMENT: CONSULTANT shall not assign this Agreement or any interest herein nor delegate any obligation hereunder without the prior written consent of COMPANY.

19. NOTICES: All notices, consents and demands hereunder shall be in writing and shall be personally delivered or sent by certified or registered mail, return receipt requested, addresses to the other party at its address ser forth in this Agreement, and shall be deemed given upon receipt. Notices to COMPANY shall be addresses to the attention of one of the COMPANY employees listed in Exhibit 1 and a copy thereof shall be addresses Attn:
      Legal Dept., Technology Unit.

20. COMPLETE AGREEMENT: This agreement supersedes all prior oral or written agreements and understandings between the parties, constitutes the entire agreement between the parties, and cannot be changed unless mutually agreed upon in writing by both parties.

21. ENFORCEABILITY: In the event any provision of this Agreement is found to be legally unenforceable, such unenforceability shall not prevent the enforcement of any other provision.

22. NO WAIVER: The failure by either party to insist upon strict performance of any of the provisions contained in this Agreement on any occasions shall not be deemed a waiver of its rights under that or any other provisions hereof.

23. GOVERNING LAW: This Agreement shall be governed by, and constituted in accordance with, the laws of the State of New York, without regard to choice of law rules.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

               CONSULTANT                            MORGAN STANLEY & CO.
                                                     INCORPORATED

By:            Glenn Peipert                         By:       Merritt M. Lutz

Title:         Senior Vice President                 Title:    Managing Director